Exhibit 15

AWARENESS LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 1, 2024

The Board of Directors and Shareholders of

The Boeing Company

929 Long Bridge Drive

Arlington, VA 22202

We are aware that our reports dated April 24, 2024, July 31, 2024, and October 23, 2024, on our review of interim financial information of The Boeing Company and subsidiaries appearing in The Boeing Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois